Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, we the undersigned Chief Executive Officer and Chief Financial Officer, respectively of Communications Systems, Inc. (the “Company”) hereby certify:

(1) That the accompanying Annual Report of the Company on Form 10-K for the period ended December 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Curtis A. Sampson

Curtis A. Sampson
Date: March 14, 2014	Chairman of the Board of Directors and Interim Chief Executive Officer

/s/ Edwin C. Freeman

Edwin C. Freeman
Date: March 14, 2014	Vice President and Chief Financial Officer

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